SERVICE AGREEMENT

THIS AGREEMENT is between

Freshwater Technologies Inc.(OTCBB:FWTC (hereinafter referred to as “Company”) and Mica Capital Partners LLC maintaining its principal offices at 14 Wall Street 20th Floor, New York, New York 10005 (hereinafter referred to as the “MCP”)

1. ENGAGEMENT:  MCP is a Investment Relations, Marketing and Public Relations firm that specializes in funding, consulting and communications for Small Cap, publicly traded companies.  The Company is publicly traded and desires to publicize itself with the intention of making its name and business better known to the investment community.  Therefore, the Company hereby engages MCP to perform financial relations as described further in this Agreement.

2. TERM OF AGREEMENT:  Services to be performed under this Agreement shall commence upon execution of this Agreement and shall continue for a period of 3 (Three months.  This Agreement must be prepaid and is non-cancelable.

Start Date: 7.22.2010

End Date: 10.24.2010

3. Consulting and Funding Services:  In its performance hereunder MCP will:

MCP agrees to distribute company press releases, raise up to $500,000 U.S. Funds (Five Hundred Thousand) as well communicate company information to the investment community.  The company profile will remain on the Web site home page www.estreetinvestors.com for 12 Months and will remain in the archives indefinitely

Marketing and Awareness Program Brief Overview

Analyst Report/Profile Developed

www.gogreenexpo.com - Booth and expenses Provided - NYC - Or other Local

Retail/Network buying support

Major Financial Marketing and Awareness (Includes websites, all Affiliates and Partners)

Press Release Dissemination to Multiple News Letters and Investor Databases

Copy editing and financial communications assistance

Corporate Profile and Press Release Dissemination

Financial Content Marketing Assistance

Multiple website coverage

-- Marketing Campaign

eStreetinvestors.com (launching 7.26.2010)

Facebook.com (ad campaign - targeted)

Facebook.com/borngreen

Facebook.com/estreetstocks

Twitter.com/borngreen

Twitter.com/estreetstocks

Marketwatch.com

Transworldnews.com

M2.com

Multiple search Engines

Public Relations Campaign

Financial News TV Network Coverage *Pitched

2)    MCP shall issue a disclaimer on all its transmissions sent to investors that clearly states it has been compensated for its services. The exact compensation package shall be enumerated and identified. MCP shall be responsible for compliance with Section 17(b) of the Securities Act of 1933, as amended, with respect to any services which it renders pursuant to this agreement, and specifically agrees that it will disclose the amount and form of any compensation which it receives for its services.

1) Create, build and continually enhance an e-mail database of all contacts that have expressed an interest in receiving on-going information on the Company.

COMPENSATION AND EXPENSES: In consideration of the services to be performed by MCP, the Company agrees to pay compensation to MCP as follows:

1) Company agrees to pay: 2,000,000 Restricted Rule 144 Shares (Two Million) (OTCBB:FWTC) as a consulting fee for 90 Days.2) Company agrees pay a 10% fee for all funds up to $ 250,000 raised by MCP and a reduced fee of 5 percent for funds raised in excess of $ 250,000.

3) Company agrees to provide MCP with any and all company press releases that pertain to the actions of “company” that could in any way affect the value of its stock, as soon as those press releases have been released to the public. Further, prior to the scheduled promotional date, Company agrees to send by *email* to MCP, a write-up of the Company that explains the merits of the Company to potential investors.

3) Company shall begin the process of the aforementioned compensation at the very signing of this agreement. Full payment must be in MCP’s account at least two full trading days prior to the intended promotional date.

BOARD APPROVAL: To the extent that it is required, the Board of Directors of the Company has duly authorized the execution of this Agreement by the Company.

LIMITATION OF LIABILITY:  If MCP fails to perform its duties under this Agreement, its entire liability to the Company shall not exceed the amount of compensation MCP has received from the Company

CONFIDENTIALITY:  Until such time as the same may become publicly known, MCP agrees that any information of a confidential nature will not be disclosed to third parties, except in the performance of this Agreement.
 GENERAL:  This Agreement is subject to the following conditions:

a. This Agreement shall be governed by and interpreted under the laws of the State of California where MCP has been incorporated.

b. In all instances, references to dollars shall be deemed to be United States Dollars.

c. This Agreement may be executed in multiple counterparts, and by fax transmission, each of which shall be deemed an original

Executed as a sealed instrument as of the last day and year shown hereunder.

Freshwater Technologies Inc.

By: /s/ Max Weissengruber                                                                           Date: July 21, 2010

Print Name: Max Weissengruber
 Mica Capital Partners LLC

 By: /s/ Christopher Martines                                                                           Date: July 21, 2010

Print Name: Christopher Martines